
                                          Pruco Life Insurance Company and Subsidiaries
                                              Schedule IV - Schedule of Reinsurance
                                                 For Year Ended December 31, 1996

                                                             (000's)
                                                                                                   Percentage of
                                             Ceded to other     Assumed from                           amount
                            Gross Amount       companies      other companies       Net amount     assumed to net
                            ------------    ---------------   ---------------       ----------     --------------
Life insurance in force ... $  47,430,580   $     1,172,449   $              0   $    46,258,131              N/A
                            =====================================================================================

Life insurance premiums ... $      54,904   $         3,379   $              0   $        51,525              N/A
                            =====================================================================================




                                          Pruco Life Insurance Company and Subsidiaries
                                              Schedule IV - Schedule of Reinsurance
                                                 For Year Ended December 31, 1995

                                                             (000's)
                                                                                                   Percentage of
                                             Ceded to other     Assumed from                           amount
                            Gross Amount       companies      other companies       Net amount     assumed to net
                            ------------    ---------------   ---------------       ----------     --------------
Life insurance in force ... $  47,822,892   $       822,619   $              0   $    47,000,273              N/A
                            =====================================================================================

Life insurance premiums ... $      44,357   $         2,268   $              0   $        42,089              N/A
                            =====================================================================================



                                          Pruco Life Insurance Company and Subsidiaries
                                              Schedule IV - Schedule of Reinsurance
                                                 For Year Ended December 31, 1994

                                                             (000's)
                                                                                                   Percentage of
                                             Ceded to other     Assumed from                           amount
                            Gross Amount       companies      other companies       Net amount     assumed to net
                            ------------    ---------------   ---------------       ----------     --------------
Life insurance in force ... $  48,003,675   $       531,166   $              0   $    47,472,509              N/A
                            =====================================================================================

Life insurance premiums ... $      24,165   $         1,476   $              0   $        22,689              N/A
                            =====================================================================================

